Exhibit 10.13

[Logo]	SPAN SYSTEMS
Steering Progress. Together.

Table of Contents

1. EXECUTIVE SUMMARY	2

2. SCOPE OF THE PROJECT	2

3. ASSUMPTIONS	3

4. APPROACH TO THE PROJECT	3

4.1 PROJECT INITIATION	3

4.2 OFFSHORE ENVIRONMENT SETUP	3

4.3 DATA VALIDATION	4

4.4 BUG REPORTING	4

4.5 DELIVERABLES	4

5. EFFORT & SCHEDULE	5

6. COST AND PAYMENT TERMS	5

SPAN Systems Corporation    Administrative Office: 230 Sherman Avenue Suite 9, Berkeley Heights, NJ 07922

Phone: 908-665-9100	Fax: 908-665-9002
Toll Free: USA: 888-SPAN-SYS (772-6797)	India: 800-209-3243 x9397
Web Site: http://www.spansystems.com	E-Mail: span@spansystems.com

Offices in New Jersey, Connecticut, Louisiana, Virginia, California, Europe and India

[Logo]	SPAN SYSTEMS
Steering Progress. Together.

1. Executive Summary

FiRST, a Louisiana Limited Liability Company, is privately held and is based in Baton Rouge, Louisiana.

During research and development, FiRST realized it had discovered three distinct breakthrough products areas. FiRST believes these truly unique and patent-pending products bring powerful technology solutions to the real-world problems facing our nations emergency/first responder & FEMA teams, industrial hygienists and the EPA, and university and other major chemical research centers. The products are:

•	HazGuideTM

•	RespondWareTM

•	SpectraWareTM

SPAN Systems is one of less than 100 Software Engineering Institute (SEI) listed companies worldwide with high maturity levels, in which SPAN Systems has been assessed SEI CMM Level 4 and is one of even fewer companies worldwide assessed CMM Level 4 and also certified ISO 9001:2000, two marks of a company that can provide impressive ROI and IRR on software projects. As a member of IBM’s PartnerWorld for Developers and certified by the Government of India’s Software Technology Parks, SPAN Systems is also currently ranked in the Top 100 Indian software services company by a recent, popular Indian IT publication. Profitable from inception in 1993, SPAN Systems is an established, U.S. incorporated, minority-owned company with global offices in the U.S., Europe and India.

SPAN proposes to undertake the FiRST HazGuide Data Verification and Quality Assurance Project at its offshore development center in India.

2. Scope of the project

The scope of the project consist of the following:

•	Manually compare the displayed ERG 2004 Guide and FiRST HazGuide product displayed databases for any and all errors and anomalies. SPAN will complete a verification of the sample size 13 documents out of 78 (two page) documents and create a report for each subset, as per the procedures defined by FiRST.

SPAN’s proposal to First Responders	Page 2

[Logo]	SPAN SYSTEMS
Steering Progress. Together.

3. Assumptions

Based on the Statistical data provided, the following assumptions has been made for estimation for the project:

•	It would require multiple iterations of Data Validation for each subset to comply with the Acceptable Quality Standards.

•	It is assumed that there will be an average of 3 iterations of re-verification per subset before it complies with Acceptable Quality Standards.

•	FiRST’s database software team will be responsible for correcting errors in the programming once a complete subset sample has completed verification. First will correct and rebuild the database subset and resend to Span to re-verify.

4. Approach to the project

SPAN proposes to undertake the project at its offshore office in India. The steps involved in accomplishing this are as follows:

4.1 Project Initiation

SPAN will identify a Project Coordinator to coordinate with the identified FiRST representative to have detailed discussions and understand the detailed project requirements, understand preferences and priorities, get approval on the timelines, define the way SPAN would communicate with FiRST on a regular basis.

The offshore team will be identified at the Project Initiation stage itself. The team members will study the relevant documentation to understand the tasks involved.

4.2 Offshore Environment Setup

SPAN currently proposes to have a team of 3 people including the Project Co-ordinator to work on this project.

SPAN’s proposal to First Responders	Page 3

[Logo]	SPAN SYSTEMS
Steering Progress. Together.

For the current project SPAN has already set up the offshore environment and is geared to undertake the project immediately.

4.3 Data Validation

The offshore team will be executing Data Validation work on an ongoing basis. The Project Co-ordinator will handle all project work for the offshore team.

SPAN’s team will manually compare the displayed original databases and FiRST HazGuide product displayed databases for any and all errors and anomalies. They will complete a verification of the entire sample size and create a report for each subset.

If the data fails to meet the quality assurance outlined by FiRST, then SPAN will forward the report as outlined to FiRST immediately. FiRST’s database software team will be responsible for correcting errors in the programming once a complete subset sample has completed verification. FiRST will correct and rebuild the database subset and resend to SPAN for re-verification. SPAN will then re-verify the data for that subset from the beginning, with a new randomly selected sample group to be verified. These iterations of reporting errors, correcting errors and re-verification will continue until the subset reaches the Acceptable Quality Standards according to the procedure defined by FiRST.

4.4 Bug Reporting

The identified bugs will be logged and sent to FiRST in a separate report for each subset containing a log of the procedure followed, the sample size taken, the date, the employee who discovered the error, a full description of the error, the number of errors encountered, and where each of the errors occurred.

4.5 Deliverables

SPAN will provide deliverables in the following phases:

•	The first phase deliverable will be a separate report for each subset containing a log of the procedure followed, the sample size taken, the date, the employee who discovered the error, a full description of the error, the number of errors encountered, and where each of the errors occurred.

•	Final delivery will be a formal report of the results and procedures and a formal letter (on SPAN’s company letterhead) verifying that the standard and verification met the procedure and quality assurance results as outlined by FiRST.

SPAN’s proposal to First Responders	Page 4

[Logo]	SPAN SYSTEMS
Steering Progress. Together.

•	SPAN will deliver all subset reports each with a cover letter as outlined by FiRST. SPAN will write one final letter citing the subset reports as to the procedure followed, the date, the project manager’s name and results. This letter will be signed by a senior executive at SPAN and contain this person’s name, title, physical and electronic address and telephone number.

5. Effort & Schedule

SPAN proposes to undertake the project on an ongoing “Time & Material” basis. SPAN estimates that a team of 2 people will be required for a period of two weeks, to complete this project. This is a Ballpark only and is based on the Assumptions listed in Section 3.

6. Cost and payment terms

SPAN will charge FiRST @ $ 10 per hour for Data Validators costing $ 1600( One thousand Six hundred).

Any programming work will be charged at $ 16 per hour.

SPAN will invoice FiRST at the beginning of each week based on the effort in the Timesheets and send it to:

Thomas Anderson

Senior Vice-President, Business Development & Administration

FiRST Responder Systems & Technology, LLC

LBTC D - 124, S. Stadium Drive

Baton Rouge, LA 70803-6100

(225) 578-7916 office

(225) 578-7915 fax

FiRST will pay immediately on receipt of the Invoice by Check and send it to:

Mr. Mysore S. Srinath,

General Manager Administration

SPAN Systems Corp.

230, Sherman Avenue, Suite 9,

Berkeley Heights

NJ 07922

SPAN’s proposal to First Responders	Page 5

[Logo]	SPAN SYSTEMS
Steering Progress. Together.

This Software development proposal is issued pursuant to the Software Development Agreement signed on Dec 9th, 2004. All the terms and conditions set forth in the Agreement are incorporated herein and made a part hereof as if they were expressly set forth in this Project Schedule. By the execution and delivery of this proposal, the parties hereby reaffirm all of the terms, conditions and representation of the Agreement except as modified herein:

ACCEPTED BY:

SPAN SYSTEMS CORP.		FiRST Responder Systems & Technology, LLC

By	/s/ Prakash Grama	By	/s/ Jay Roccaforte

Name	Prakash Grama	Name	Jay Roccaforte

Title	CEO	Title	President/CEO

Date	June 24, 2005	Date	May 26, 2005

SPAN’s proposal to First Responders	Page 6